Exhibit 99.1

NEWS BULLETIN                                             [GRAPHIC OMITTED]

M.D.C. HOLDINGS, INC.                               RICHMOND AMERICAN HOMES
                                                     HOMEAMERICAN MORTGAGE
FOR IMMEDIATE RELEASE
WEDNESDAY, APRIL 2, 2003
----------------------------------------------------------------------------

Contacts:  Paris G. Reece III                  Robert Solomon
           Chief Financial Officer             Rubenstein Associates, Inc.
           (303) 804-7706                      (212) 843-8050
           greece@mdch.com                     rsolomon@rubenstein.com

                         M.D.C. HOLDINGS REPORTS RECORD
               HOME ORDERS, HOME CLOSINGS AND QUARTER-END BACKLOG

  * Quarterly orders for 3,365 homes, highest in MDC's history; a 21% year-over-year increase
  * Closed 2,100 homes, a first quarter record
  * Backlog of 5,300 homes; sales value of $1.4 billion

         DENVER, Wednesday, April 2, 2003 - M.D.C. Holdings, Inc. (NYSE/PCX:
MDC) (www.RichmondAmerican.com) today announced the highest level of home orders for any quarter in the Company's history. The Company received orders, net of cancellations, for 3,365 homes during the first quarter of 2003, an increase of 21% over the net orders for 2,776 homes received in the same period in 2002. First quarter 2003 home orders particularly were strong in Nevada, Maryland, Virginia and Arizona (up 182%, 71%, 67% and 38%, respectively), aided by year-over-year increases in the number of active subdivisions and a continued strong demand for new homes in these markets. Home orders were lower in Colorado on a comparable number of active subdivisions, primarily due to the market's more challenging economic environment.

         MDC closed 2,100 homes in the first quarter of 2003, the highest for any first quarter in the Company's history and 25% above the 1,674 homes closed in the same period in 2002. The Company ended the first quarter of 2003 with a record quarter-end backlog of 5,300 homes with an estimated sales value of $1.40 billion, 33% higher than the backlog of 3,984 homes with an estimated sales value of $1.05 billion at March 31, 2002.

         MDC, whose subsidiaries build homes under the name "Richmond American Homes," is one of the largest homebuilders in the United States. The Company also provides mortgage financing, primarily for MDC's homebuyers, through its wholly owned subsidiary, HomeAmerican Mortgage Corporation. MDC is a major regional homebuilder with a significant presence in some of the country's best housing markets. The Company is the largest homebuilder


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M.D.C. HOLDINGS, INC.
Page 2

in Colorado; among the top five homebuilders in Northern Virginia, Phoenix and Tucson; among the top ten homebuilders in suburban Maryland, Las Vegas, Northern California, Southern California and Salt Lake City; and has recently entered the Dallas/Fort Worth market.
















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                              M.D.C. HOLDINGS, INC.
                          Homebuilding Operational Data
                             (Dollars in Thousands)





                                                        Three Months
                                                       Ended March 31,
                                               ------------------------------
                                                   2003              2002
                                               ------------      ------------


       Orders For Homes, net (units)
              Colorado....................              671             1,001
              California..................              530               591
              Arizona.....................              924               670
              Nevada......................              583               207
              Utah........................               93               - -
              Texas.......................               50               - -
              Virginia....................              403               242
              Maryland....................              111                65
                                               ------------      ------------

                   Total..................            3,365             2,776
                                               ============      ============

       Homes Closed (units)
              Colorado....................              609               609
              California..................              428               292
              Arizona.....................              571               438
              Nevada......................              273               141
              Utah........................               40               - -
              Texas.......................               10               - -
              Virginia....................              102               130
              Maryland....................               67                64
                                               ------------      ------------

                   Total..................            2,100             1,674
                                               ============      ============


                                                 March 31,       December 31,    March 31,
                                                   2003              2002           2002
                                               ------------      ------------   ------------
       Backlog (units)
              Colorado....................            1,019               957          1,587
              California..................            1,024               922            789
              Arizona.....................            1,429             1,076            857
              Nevada......................              660               350            247
              Utah........................              103                50            - -
              Texas.......................               56                16            - -
              Virginia....................              777               476            346
              Maryland....................              232               188            158
                                               ------------      ------------   ------------

                   Total..................            5,300             4,035          3,984
                                               ============      ============   ============

       Backlog Estimated Sales Value......     $  1,400,000      $  1,120,000   $  1,050,000
                                               ============      ============   ============

       Active Subdivisions................              199*              178            150
                                               ============      ============   ============

        *Beginning of March

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